UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2022

SOW GOOD INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53952	27-2345075
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1440 N Union Bower Rd

Irving, TX 75061

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (214) 623-6055

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock	SOWG	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01 Entry into a Material Definitive Agreement.

On April 8, 2022, Sow Good Inc., a Nevada corporation (the “Company”) closed a private placement (the “Offering”) and concurrently entered into a Note and Warrant Purchase Agreement (the “Purchase Agreement”) with multiple accredited investors (the “Purchasers”) to sell and issue to the Purchasers in reliance on Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder, (i) an aggregate of $3,700,000 in 2022 Promissory Notes (the “Notes”) and (ii) ten-year warrants (the “Warrants”) to purchase up to an aggregate of 925,000 shares (the “Warrant Shares”, and together with the Notes and Warrants, the “Securities”) of the Company’s common stock, par value $0.001 per share, representing 25,000 warrant shares per $100,000 of Notes purchased. Accrued interest on the Notes is payable semi-annually beginning June 30, 2022 at the rate of 6% per annum, and the principal amount of the Notes matures and becomes due and payable on April 8, 2025. The Warrants are exercisable immediately and for a period of 10 years at a price of $2.35 per share. Proceeds to the Company from the sale of the Securities were $3,700,000. The Company may redeem outstanding warrants prior to their expiration, at a price of $0.01 per share, provided that the volume weighted average sale price per share of Common Stock equals or exceeds $9.00 per share for thirty (30) consecutive trading days ending on the third business day prior to the mailing of notice of such redemption. Assuming full exercise thereof, further proceeds to the Company from the exercise of the Warrant Shares is calculated as $2,173,750. The Offering closed simultaneously with execution of the Purchase Agreement.

The foregoing description of the Offering does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, the Notes and the Warrants, a copy of each of which is attached hereto as Exhibit 10.1, Exhibit 10.2 and Exhibit 4.1, respectively, and which are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 above with respect to the Offering of the Securities is incorporated by this reference into this Item 3.02. The Securities were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act and Rule 506 promulgated thereunder. The Purchase Agreement, Notes and Warrants executed in connection therewith contain representations to support the Company’s reasonable belief that, among other things, the Purchasers had access to information concerning its operations and financial condition, that the Purchasers acquired the Securities for their own account and not with a view to the distribution thereof, and that each Purchaser is an “accredited investor” as such term is defined in Regulation D promulgated under the Securities Act. The Securities described in Item 1.01 above are deemed to be restricted securities for purposes of the Securities Act and the certificates representing the Securities shall bear legends to that effect. Accordingly, the Securities sold in the Offering may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

4.1	Form of Common Stock Warrant
10.1	Note and Warrant Purchase Agreement, dated April 8, 2022
10.2	Form of 2022 Promissory Note
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOW GOOD INC.

	By:	/s/ Claudia Goldfarb
Claudia Goldfarb
Chief Executive Officer

Date: April 14, 2022

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